GUARANTY

This Guaranty (this "Guaranty") is executed as of May 17th, 2012, by First Choice Healthcare Solutions, Inc., a Delaware corporation ("FCHS"), and FCID Medical, Inc. ("FCID", and together with FCHS, jointly and severally, each a "Guarantor", and collectively, the "Guarantors"), for the benefit of HS Real Company, LLC, a Delaware limited liability company ("Lender").

Recitals

A. Pursuant to a Loan Agreement dated of even date herewith by and between First Choice Medical Group of Brevard, LLC, a Delaware limited liability company ("Borrower"), and Lender (collectively with all extensions, renewals, modifications, and amendments thereof and substitutions therefor, the "Loan Agreement"), Lender has agreed to provide one or more loans to Borrower in an aggregate amount up to ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (the "Loan") upon the terms and subject to the conditions set forth therein.

B. Guarantors have agreed to guaranty the Obligations (as defined in Section 1 below) of the Borrower under the Loan Agreement.

C. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

Agreement

Now, therefore, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

Section 1 **Guaranty**. Guarantors jointly and severally irrevocably, absolutely, and unconditionally guarantees the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with the Loan Documents, of all the obligations of Borrower whether existing on the date hereof or hereinafter incurred or created (the "Obligations").

Section 2 **Nature of Guaranty**. This Guaranty is a guaranty of payment and not just collection and is irrevocable, absolute, unconditional, direct, immediate, and primary. This Guaranty makes each Guarantor a surety to Lender with respect to the Obligations and the equivalent of co-obligors with the Borrower. Without limiting the foregoing, it is specifically understood that any modification, limitation, or discharge of any of the liabilities or obligations of the Borrower, the Guarantors, or any other obligor under any of the Loan Documents, arising out of or by virtue of any bankruptcy or similar proceeding for relief of debtors under federal or state law initiated by or against Borrower, Guarantors, or any obligor under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of either Guarantor hereunder in any manner whatsoever, and this Guaranty shall remain and continue in full force and effect.

Section 3 **Accuracy of Representations.** Each of the Guarantors covenants that all representations and warranties made by Guarantors to Lender before or after the date of this Guaranty are and will continue to be true, correct, accurate, and complete and not knowingly misleading, and each of the Guarantors agrees to indemnify and hold Lender harmless from any loss, cost, or expense that Lender may suffer, sustain, or incur as a result of any representation or statement of the Guarantors being materially false, incorrect, inaccurate, incomplete, or knowingly misleading.

Section 4 **Representations of Guarantors.** To induce Lender to accept this Guaranty for the purposes for which it is given, each of the Guarantors represents and warrants to Lender that:

(a) It is a corporation duly organized, validly existing, in good standing under the laws of the State of Delaware.

(b) It has the power and authority to execute the Guaranty and all documents now or hereafter existing that are executed or delivered in conjunction with this Guaranty (the "Guaranty Documents") to which it is a party and to perform all of its obligations thereunder. All corporate actions necessary to authorize the execution, delivery and performance of the Guaranty Documents by such Guarantor has been taken. Guarantor has full power and authority to own its assets and properties and to carry on its business as presently conducted and as contemplated to be conducted.

(c) Any tax returns or financial statements submitted by it to Lender, including any schedules and notes pertaining thereto, fully and fairly present its financial condition as of the date thereof, and there has been no material adverse change in its financial condition from the date thereof to the date hereof, other than as disclosed to Lender.

(d) It is not in default with respect to any of its existing indebtedness, and the making and performance of this Guaranty will not (immediately or with the passage of time or the giving of notice or both) result in a default under any contract, agreement, or instrument to which it is a party or by which it or its property is bound.

(e) The Guaranty Documents have been duly executed and delivered by Guarantor, and are valid and binding obligations of Guarantor, enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, moratorium, and similar laws affecting the rights of creditors generally, and except as such enforceability may be limited by applicable principles of equity, whether applied by a court of equity or a court of law.

(f) The incurring or satisfaction of the Obligations has not left and will not leave it insolvent, with an unreasonably small capital, or unable to pay existing or future debts as they mature.

(g) Its execution, delivery and performance of this Guaranty, and the consummation of the transactions contemplated hereunder, do not and will not contravene or conflict with any law, statute, or regulation to which it is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract, agreement, or other instrument to which it is a party.

(h) No consent, approval, authorization, or order of any court or governmental authority or other person is required for its execution, delivery, and performance of, or its compliance with, this Guaranty or the consummation of the transactions contemplated hereby, other than those which it has obtained and delivered to Lender.

(i) There is no action, suit, proceeding, or investigation pending or, to its knowledge, threatened against it in any court or by or before any other governmental authority affecting it or any of its properties, businesses, assets, or revenues, which would reasonably be expected to (i) materially and adversely affect its ability to carry out the transactions contemplated by this Agreement, (ii) materially and adversely affect the value of its property, (iii) impair the use and operation of its property, or (iv) impair its ability to pay its obligations in a timely manner.

(j) It has filed (or has obtained effective extensions for filing) all federal, state, and local tax returns required to be filed and has paid (or made adequate provision for the payment of all federal, state, and local taxes, charges, and assessments payable by it), and its tax returns properly reflect its income and taxes for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

These representations and warranties shall survive the execution of this Guaranty.

Section 5 Financial Statements.

(a) Guarantors shall each submit to Lender, upon request, a copy of its most recently filed state and federal income tax returns with all supporting schedules and filings.

(b) Guarantors shall each submit to Lender, upon request, each document filed by such Guarantor with the United States Securities and Exchange Commission, any other governmental authority, or any quasi-governmental authority (e.g., Financial Industry Regulatory Authority, Inc.) for public disclosure.

Section 6 Lender Need Not Pursue Other Rights. Lender shall be under no obligation to pursue any of Lender's rights and remedies against Borrower before pursuing Lender's rights and remedies against the Guarantors.

Section 7 **Certain Rights Of Lender**. Guarantors hereby assent to any and all terms and agreements between Lender and Borrower, and all amendments and modifications thereof, whether presently existing or hereafter made, whether oral or in writing. Lender may, without compromising, impairing, diminishing, or in any way releasing Guarantors from the Obligations and without notifying or obtaining the prior approval of Guarantors, at any time or from time to time: (a) waive or excuse a default by Borrower, or delay in the exercise by Lender of any or all of Lender's rights or remedies with respect to such default or defaults; (b) grant extensions of time for payment or performance by Borrower; (c) release, substitute, exchange, surrender, or add collateral of Borrower, or waive, release, or subordinate, in whole or in part, any lien or security interest held by Lender on any real or personal property securing payment or performance, in whole or in part, of the obligations of Borrower to Lender; (d) release Borrower; (e) apply payments made by Borrower to any sums owed by Borrower to Lender, in any order or manner, or to any specific account or accounts, as Lender may elect; and (f) modify, change, renew, extend, or amend in any respect Lender's agreement with Borrower, or any document, instrument, or writing embodying or reflecting the same, including modifications that increase the amount of the Obligations or extend the maturity of the Obligations.

Section 8 **Waivers By Guarantors**. Each Guarantor waives: (a) any and all notices with respect to this Guaranty or with respect to any of the obligations of Borrower to Lender, including notice of (i) Lender's acceptance hereof or Lender's intention to act, or Lender's action, in reliance hereon; (ii) the present existence or future incurring of any of the obligations of Borrower to Lender or any terms or amounts thereof or any change therein; (iii) any default by Borrower or any surety, pledgor, grantor of security, guarantor or any Person who has guaranteed or secured in whole or in part the obligations of Borrower to Lender; and (iv) the obtaining or release of any guaranty or surety agreement, pledge, assignment, or other security for any of the obligations of Borrower to Lender; (b) presentment and demand for payment of any sum due from Borrower and protest of nonpayment; (c) demand for performance by Borrower; and (d) any and all defenses based on suretyship or impairment of collateral.

Section 9 **Unenforceability of Obligations of Borrower**. This Guaranty shall be valid, binding, and enforceable even if the obligations of Borrower to Lender that are guaranteed hereby are now or hereafter become invalid or unenforceable for any reason.

Section 10 **No Conditions Precedent**. This Guaranty shall be effective and enforceable immediately upon its execution. Each Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guaranty exist as of the date of its execution and that the effectiveness and enforceability of this Guaranty are not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guaranty.

Section 11 **Cumulative Liability**. The liability of each Guarantor under this Guaranty shall be cumulative to, and not in lieu of, such Guarantor's liability under any other Loan Document or in any capacity other than as Guarantor hereunder.

Section 12 **Obligations Are Unconditional**. The payment and performance of the Obligations shall be the absolute and unconditional duty and obligation of the Guarantors, and shall be independent of any defense or any rights of setoff, recoupment, or counterclaim that

Guarantors might otherwise have against Lender, and Guarantors shall pay and perform these Obligations, free of any deductions and without abatement, diminution, or setoff. Until such time as the Obligations have been fully paid and performed, Guarantors: (a) shall not suspend or discontinue any payments provided for herein; (b) shall perform and observe all of the covenants and agreements contained in this Guaranty; and (c) shall not terminate or attempt to terminate this Guaranty for any reason. No delay by Lender in making demand on Guarantors for satisfaction of the Obligations shall prejudice or in any way impair Lender's ability to enforce this Guaranty.

Section 13 Defenses against Borrower. Each Guarantor waives any right to assert against Lender any defense (whether legal or equitable), claim, counterclaim, or right of setoff or recoupment that Guarantors may now or hereafter have against Borrower.

Section 14 Events Authorizing Acceleration of the Obligations. The occurrence of any of the following (each an "Event of Default") shall entitle Lender, without notice or demand, to accelerate and call due the Obligations, even if Lender has not accelerated and called due the sums owed to Lender by Borrower: (a) the commencement by Borrower of a voluntary case or proceeding under any federal or state bankruptcy; insolvency, or similar law; (b) the commencement of an involuntary case or proceeding against Borrower under any federal or state bankruptcy, insolvency, or similar law, and either (i) such case or proceeding is not dismissed within sixty (60) calendar days after commencement, or (ii) an order for relief is entered in such case; (c) the appointment of a receiver, assignee, custodian, trustee, or similar official under any federal or state insolvency or creditors' rights law for any property of Borrower; (d) the entry of a judgment against Borrower and the failure to satisfy such judgment within, thirty (30) days either by payment or by the filing of a bond; (e) a default by Borrower under this Guaranty or any of the other Loan Documents or under any other agreement between Borrower and Lender, and such default is not cured within any applicable cure period; (f) Lender in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of Guarantors; (g) the liquidation or dissolution of Borrower; or (h) a failure of Guarantor to satisfy any of the obligations of Guarantor to Lender with respect to any loan or extension of credit by Lender to Guarantor or under any other guaranty given by Guarantor to Lender.

Section 15 Expenses Of Collection and Attorneys' Fees. Should this Guaranty be referred to an attorney for collection, Guarantors shall pay all of Lender's reasonable costs, fees, and expenses resulting from such referral, including reasonable attorneys' fees, even though judgment has not been confessed or suit has not been filed.

Section 16 Interest Rate after Judgment. If judgment is entered against Guarantors on this Guaranty, the amount of the judgment entered shall bear interest at the highest rate after default authorized by the Loan Documents as of the date of entry of the judgment.

Section 17 Enforcement during Bankruptcy. Enforcement of this Guaranty shall not be stayed or in any way delayed as a result of the filing of a petition under the United States Bankruptcy Code, as amended, by or against Borrower. Should Lender be required to obtain an order of the United States Bankruptcy Court to begin enforcement of this Guaranty after the filing of a petition under the United States Bankruptcy Code, as amended, by or against Borrower, each Guarantor hereby consents to this relief and agrees to file or cause to be filed all

appropriate pleadings to evidence and effectuate such consent and to enable Lender to obtain the relief requested.

Section 18 **Remedies Cumulative**. All of Lender's rights and remedies shall be cumulative and any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

Section 19 **Continuing Guaranty**. This Guaranty is a continuing guaranty of all existing and future obligations of Borrower to Lender and may not be terminated by Guarantors until after the termination of the Loan Documents in accordance with the provisions thereof and the payment in full of all of the Obligations under the Loan Documents, which payment shall not be subject to challenge or contest.

Section 20 **Reinstatement of Obligations**. If at any time any payment, or portion thereof, made by, or for the account of, Borrower with respect to any of the obligations and liabilities under any of the Loan Documents is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance, or must otherwise be restored or returned by Lender to Borrower or any other Person under any insolvency, bankruptcy, or other federal or state law or as a result of any dissolution, liquidation, or reorganization of Borrower or any other Person, or for any other reason, each Guarantor hereby agrees that this Guaranty shall continue and remain in full force and effect or be reinstated, as the case maybe, all as though such payment had not been made.

Section 21 **Rights of Subrogation, Etc**. In the event the Guarantors pay any sum to or for the benefit of Lender pursuant to this Guaranty, Guarantors may not enforce any right of contribution, indemnification, exoneration, reimbursement, subrogation, or other right or remedy against Borrower until such time as Lender has been paid in full and has no further claim against Borrower. Each Guarantor waives and releases any claim that Guarantors hereafter may have against Lender if some action of Lender, whether intentional or negligent, impairs, destroys, or in any way adversely affects any right of contribution, indemnification, exoneration, reimbursement, subrogation, or the like that Guarantors may have upon the payment of any sum to or for the benefit of Lender pursuant to this Guaranty.

Section 22 **Renewals, Etc**. This Guaranty shall apply to all sums now or hereafter owed by the Borrower to Lender and to all extensions, modifications, amendments, renewals, substitutions, and refinancings thereof.

Section 23 **Choice of Law**. This Guaranty shall be governed, construed, applied, and enforced in accordance with the laws of the State of New York.

Section 24 **Amendment; Waiver; Severability**. This Guaranty may be amended only by a writing duly executed by Guarantors and Lender. No waiver by Lender of any of the provisions of this Guaranty or any of the rights or remedies of Lender with respect hereto shall be considered effective or enforceable unless in writing. If any provision or part of any provision of this Guaranty shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the

remaining part of any effective provisions of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

Section 25 Binding Nature. This Guaranty shall inure to the benefit of and be enforceable by Lender and Lender's successors and assigns and any other person to whom Lender may grant an interest in the obligations of Borrower to Lender, and shall be binding upon and enforceable against Guarantors and Guarantors' successors and assigns.

Section 26 Joint and Several Nature. The obligations and liabilities of Guarantors under this Guaranty are joint and several. Without limiting the effect of specific references in any provision of this Agreement, the term "Guarantor" shall be deemed to refer to each and every Person constituting a guarantor from time to time under the Loan Documents, as the context of a particular provision may require, and to include the respective heirs, executors, administrators, legal representatives, successors, and assigns of each such Person, all of whom shall be bound by the provisions of this Guaranty.

Section 27 Assignability. Guarantors shall not be permitted to assign their rights or delegate obligations under this Guaranty. This Guaranty is for the benefit of Lender and Lender's successors and assigns and, in the event of an assignment of the Obligations or any part thereof by Lender, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. Each Guarantor waives notice of any transfer or assignment of the Obligations or any part thereof by Lender, and agrees that failure to give notice will not affect the liabilities of Guarantors hereunder.

Section 28 Entire Agreement. This Guaranty and the other Loan Documents contain the entire agreement among Lender and Guarantors with respect to the guaranty by Guarantors of Borrower's obligations to Lender. There are no separate oral or written understandings between Lender and Guarantors with respect thereto.

Section 29 Tense; Gender; Defined Terms; Captions. As used herein, the plural includes the singular, and the singular includes the plural. The use of any gender applies to any other gender. The term "Guarantor" means all Persons signing this Guaranty collectively or any one or more of such persons individually or collectively, as the case may be and as the context may require. All captions are for the purpose of convenience only.

Section 30 Waiver Of Trial By Jury. GUARANTORS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT, OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE LOAN EVIDENCED BY THE OTHER LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS, OR AGENTS IN CONNECTION THEREWITH.

Section 31 Notices. Notices by the Lender to a Guarantor shall be in writing (including by facsimile transmission), addressed or transmitted to such Guarantor at the address or facsimile number for Guarantor set forth in the Loan Agreement, and shall be deemed to have

been duly given or made in accordance with the terms and provisions of the Loan Agreement. As there is more than one Guarantor under this Guaranty, notice to any Guarantor will constitute notice to all Guarantors.

Section 32 Acknowledgement. Each Guarantor acknowledges that it has had the opportunity to obtain the advice of counsel, and that it has obtained the advice of such counsel with respect to all matters contained in the Loan Documents. Each Guarantor further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to guaranty the Obligations pursuant to this Guaranty and to execute and deliver this Guaranty and the other Loan Documents to which such Guarantor is a party.

[Signatures on following page]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first written above

Guarantors:

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

By: ______________________
Name: Christian C. Romandetti
Title: President & CEO

FCID MEDICAL, INC

By: ______________________
Name: Christian C. Romandetti
Title: President & CEO

ACCEPTED AND AGREED
As of the date first written above:

HS REAL COMPANY, LLC

By: ______________________
Name:
Title: